                                                                     EXHIBIT 4b

                             TRANSWITCH CORPORATION

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

               AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK


     The undersigned officer of TranSwitch Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the

"CORPORATION"), does hereby certify that, pursuant to authority conferred by the
------------
Corporation's Amended and Restated Certificate of Incorporation and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation, on October 3, 1997, adopted a resolution providing for certain powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of certain shares of Series A Convertible Preferred Stock, $.01 par value, of the Corporation, which resolution is as follows:

     RESOLVED: That, pursuant to the authority vested in the Board of Directors of the Corporation and in accordance with the General Corporation Law of the State of Delaware and the provisions of the Corporation's Amended and Restated Certificate of Incorporation, a series of 18,000 shares of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation is hereby created as the Series A Convertible Preferred Stock, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, are as set forth on Exhibit A attached hereto.
         ---------

     EXECUTED as of this 10th day of October, 1997.


                         TRANSWITCH CORPORATION

                         By:  /s/ Dr. Santanu Das
                              -------------------
                              Dr. Santanu Das
                              President

                                   EXHIBIT A
                                   ---------


A.    DESCRIPTION AND DESIGNATION OF SERIES A CONVERTIBLE PREFERRED STOCK
      -------------------------------------------------------------------

      1.  DESIGNATION AND DEFINITIONS.
          ---------------------------

          (A) DESIGNATION.  A total of 18,000 shares of the Corporation's
              -----------
previously undesignated Preferred Stock, $.01 par value, shall be designated as the "Series A Convertible Preferred Stock." The original issue price per share of the Series A Convertible Preferred Stock shall be $1,000.00 (the "ORIGINAL
                                                                     --------
ISSUE PRICE").
-----------

          (B) CERTAIN DEFINITIONS.  As used herein, the following terms, unless
              -------------------
the context otherwise requires, have the following respective meanings:

              (i)   "CLOSING BID PRICE" means the closing bid price of the
                     -----------------
Common Stock of the Corporation as reported by (i) the Nasdaq National Market or Nasdaq SmallCap Market, (ii) if the Corporation's Common Stock is no longer traded on a Nasdaq market, such other exchange on which the Corporation's Common Stock is then traded or (iii) if the Corporation's Common Stock is not traded on an exchange, an established quotation service for over-the-market securities.

              (ii)  "CLOSING DATE" means the date of completion of the initial
                     ------------
purchase and sale of the Series A Convertible Preferred Stock, as defined in the Stock Purchase Agreements (defined below).

              (iii)  "CONVERSION DATE" means each date on which the Corporation
                      ---------------
receives written notice in accordance with Section 5(h) hereof from a holder of Series A Convertible Preferred Stock that such holder elects to convert shares of its Series A Convertible Preferred Stock.

              (iv)   "REGISTRATION STATEMENT" means the registration statement
                      ----------------------
to be filed by the Corporation in accordance with the terms of the Stock Purchase Agreements under the U.S. Securities Act of 1933, as amended, to register the shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock.

              (v)    "SEC" means the United States Securities and Exchange
                      ---
Commission.

              (vi)    "STOCK PURCHASE AGREEMENTS" means the Stock Purchase
                       -------------------------
Agreements between the Corporation and the purchasers of the Series A Convertible Preferred Stock.

      2.  PARTICIPATING DIVIDENDS.  If the Board of Directors shall declare
          -----------------------
a cash dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the

Common Stock distributed solely in the form of additional shares of Common Stock), the holders of the Series A Convertible Preferred Stock shall be entitled to the amount of dividends on the Series A Convertible Preferred Stock as would be declared payable on the largest number of whole shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by each holder thereof could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend. Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Convertible Preferred Stock held by each holder, and not upon each share of Series A Convertible Preferred Stock so held by the holder.

      3.  LIQUIDATION, DISSOLUTION OR WINDING UP.
          --------------------------------------

          (A) TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP.  In the event
              ---------------------------------------------------
of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Convertible Preferred Stock, and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated by the Board of Directors in the future to be senior to, or on a parity with the Series A Convertible Preferred Stock with respect to liquidation preferences, the holders of each share of Series A Convertible Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings, an amount equal to the greater of:
                                                               --------

      (I) the Original Issue Price per share of Series A Convertible Preferred Stock held by any holder plus declared but unpaid dividends (if any); or

      (II) such amount per share of Series A Convertible Preferred Stock as would have been payable had each such share of Series A Convertible Preferred Stock been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof.

           For purposes of this Section 3, a merger or consolidation of the Corporation with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Corporation or the acquisition by the Corporation of other businesses where the Corporation survives as a going concern), the sale of all or substantially all of the Corporation's capital stock or assets to any other person or the sale or other transfer of the Corporation's securities representing more than fifty percent (50%) of the voting power of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation.

           If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Convertible Preferred Stock the full amount to which they otherwise would be entitled, the holders of Series A Convertible Preferred Stock shall share ratably in any distribution of available assets pro rata in proportion to the respective liquidation preference
                 --- ----
amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Convertible Preferred Stock if all liquidation preference amounts with respect to such shares were paid in full.

          After such payment shall have been made in full to the holders of the Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Convertible Preferred Stock so as to be available for such payment, the remaining assets available for distribution shall be distributed ratably among the holders of the Common Stock and any class or series of capital stock designated to be junior to the Series A Convertible Preferred Stock (if any) in right of payment upon any liquidation, dissolution or winding up of the Corporation.

          The amounts set forth above shall be subject to equitable adjustment by the Board of Directors whenever there shall occur a stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Common Stock or Series A Convertible Preferred Stock.

          Payments made to the holders of the Series A Convertible Preferred Stock pursuant to this Section 3 shall be made in cash; provided, that in the event of any reorganization, merger or other business combination which is desired to be treated by the Board of Directors as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16, each holder of Preferred Stock shall receive payments in the same form of consideration as is payable with respect to the Common Stock. If allowed under such Accounting Principles Board Opinion, such consideration shall be reallocated among the holders of Series A Convertible Preferred Stock in a manner to give economic effect to the intent and purpose of this Section 3(a).

          (B) DISTRIBUTIONS OTHER THAN CASH.  Whenever the distributions
              -----------------------------
provided for in this Section shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors. All distributions (including distributions other than cash) made hereunder shall be made pro rata
                                                                       --- ----
to the holders of Series A Convertible Preferred Stock.

      4.  VOTING POWER.
          ------------

          (A) GENERAL.  Except as otherwise expressly provided in this Section 4
              -------
or as otherwise required by the General Corporation Law of the State of Delaware, each holder of Series A Convertible Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Convertible Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on any matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise required by law, the holders of shares of Series A Convertible Preferred Stock and Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation.

          Such determination of "whole shares" shall be based upon the aggregate number of shares of Series A Convertible Preferred Stock held by each holder, and not upon each share of Series A Convertible Preferred Stock so held by the holder.

          (B) AMENDMENTS TO CHARTER.  For so long as there are any shares of
              ---------------------
Series A Convertible Preferred Stock outstanding, the Corporation shall not amend its Certificate of Incorporation or this Certificate of Designation without the approval, by vote or written consent, of the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, voting together as a class, each share of Series A Convertible Preferred Stock to be entitled to one vote in each instance, if such amendment would adversely affect the rights of the holders of Series A Convertible Preferred Stock. Without limiting the generality of the foregoing, for purposes of this Section 4(b), the creation, or increase in the authorized number of shares, of any class or series of stock ranking prior to the Series A Convertible Preferred Stock either as to dividends or upon liquidation shall be deemed to adversely affect the rights of the holders of Series A Convertible Preferred Stock, but the creation, or increase in the authorized number of shares, of the Series A Convertible Preferred Stock or of any class or series of stock on a parity with the Series A Convertible Preferred Stock either as to dividends or upon liquidation shall not be deemed to adversely affect the rights of the holders of
                  ---
Series A Convertible Preferred Stock.

      5.  CONVERSION RIGHTS.
          -----------------

          (A) OPTIONAL CONVERSION.  No shares of Series A Convertible Preferred
              -------------------
Stock held by any holder shall be convertible by such holder prior to the earlier of (i) ninety (90) days after the Closing Date and (ii) the date on which the SEC declares effective the Registration Statement. Beginning on such date, each holder of Series A Convertible Preferred Stock shall have the right, at such holder's option, to convert any or all of the shares of Series A Convertible Preferred Stock held by such holder into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series A Convertible Preferred Stock to be converted by a fraction, the numerator of which is the Original Issue Price, and the denominator of which is the applicable Conversion Price (as defined below).

          (B) CONVERSION PRICE.  The conversion price per share (the "CONVERSION
              ----------------                                        ----------
PRICE") shall be equal to the lesser of (i) $10.58; and (ii) ninety percent
-----                     -------------
(90%) of the average of the Closing Bid Price for the ten (10) trading days immediately preceding any holder's Conversion Date or Mandatory Conversion Date (as defined in Section 5(c) below), as the case may be.

          (C) MANDATORY CONVERSION.  On the fifth (5th) anniversary of the
              --------------------
Closing Date (such date or any later date as set forth in the paragraph immediately below, the "MANDATORY CONVERSION DATE"), if the Registration
                        -------------------------
Statement is in force and effect and the Corporation is in compliance with the terms of the Series A Convertible Preferred Stock, all shares of the Series A Convertible Preferred Stock then outstanding shall, without any action on the part of the holders thereof, be automatically converted into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series A Convertible Preferred Stock then held outstanding by a fraction, the numerator of which is the Original Issue Price and the denominator of which is the applicable Conversion Price.

          If the Registration Statement is not in force and effect or if the Corporation is not in compliance with the terms of the Series A Convertible Preferred Stock on the fifth anniversary of the Closing Date, then at any time thereafter, the Corporation may, at its sole option and without any action on the part of the holders thereof, convert all shares of the Series A Convertible Preferred Stock then outstanding into such number of fully paid and nonassessable shares of Common Stock as shall be determined by multiplying the number of shares of Series A Convertible Preferred Stock then held outstanding by a fraction, the numerator of which is the Original Issue Price and the denominator of which is the applicable Conversion Price if, at the time of such conversion, the Registration Statement is in force and effect and the Corporation is in compliance with the terms of the Series A Convertible Preferred Stock. Any date on which the Corporation converts the Series A Preferred Stock pursuant to this paragraph shall be a "Mandatory Conversion Date." If the Corporation exercises its conversion option pursuant to this paragraph, it shall give notice of such exercise to all holders of Series A Convertible Preferred Stock no later than five (5) trading days before the Mandatory Conversion Date.

          Each holder of Series A Convertible Preferred Stock as of the Mandatory Conversion Date shall, promptly after such date, surrender for conversion to the Corporation at its principal office or to any transfer agent for the Series A Convertible Preferred Stock or the Common Stock all certificates representing all shares of Series A Convertible Preferred Stock held by such holder, accompanied by a written notice specifying the name or names in which such holder wishes the certificate(s) for shares of Common Stock to be issued.

          Effective as of the close of business on the Mandatory Conversion Date, each share of Series A Convertible Preferred Stock then outstanding shall be (and be deemed to have been) converted automatically, without any further action by the holders thereof, into shares of Common Stock. Such conversion shall be deemed to have occurred whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

          (D) EQUITABLE ADJUSTMENT.  If the Corporation at any time after the
              --------------------
Closing Date subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price calculation set forth in Section 5(b)(i) shall be proportionately reduced, and, conversely, if, after the Closing Date, the outstanding shares of Common Stock are combined into a smaller number of shares, the Conversion Price calculation set forth in Section 5(b)(i) shall be proportionately increased. In any such case, the Conversion Price calculation set forth in Section 5(b)(ii) shall remain unchanged.

          If the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) its outstanding shares of Series A Convertible Preferred Stock into a greater number of shares, the Original Issue Price shall be proportionately reduced, and, conversely, if the outstanding shares of Series A Convertible Preferred Stock are combined into a smaller number of shares, the Original Issue Price shall be proportionately increased.

          (E) IN-KIND DIVIDENDS OTHER THAN COMMON STOCK DIVIDENDS.  In the event
              ---------------------------------------------------
the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other
                              ----- ----
assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Convertible Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them during such period, giving application to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Convertible Preferred Stock.

          (F) CAPITAL REORGANIZATION OR RECLASSIFICATION.  If the Common Stock
              ------------------------------------------
issuable upon the conversion of the Series A Convertible Preferred Stock shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 5, or the sale of all or substantially all of the Corporation's capital stock or assets to any other person), then and in each such event the holders of Series A Convertible Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein.

          (G) CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION.  In each
              ----------------------------------------------------
case of an adjustment or readjustment of the conversion rights of the holders of Series A Convertible Preferred Stock as set forth in Sections 5(d) through 5(f) above, the Corporation at its expense will furnish each holder of Series A Convertible Preferred Stock so affected with a certificate prepared by an officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

          (H) EXERCISE OF CONVERSION PRIVILEGE.  To exercise its conversion
              --------------------------------
privilege, a holder of Series A Convertible Preferred Stock shall give written notice by telecopy or express overnight courier to the Corporation at its principal office that such holder elects to convert shares of its Series A Convertible Preferred Stock and shall simultaneously or thereafter surrender the original certificate(s) representing the shares being converted to the Corporation at its principal office together with an originally executed copy of such notice. Such notice shall also state the name or names (with its address or addresses, as well as the address(es) for delivery) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for the shares of Series A Convertible Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Corporation receives the original certificate(s) for the shares of Series A Convertible Preferred Stock surrendered for conversion, the proper assignment thereof to the Corporation or in blank and the original notice of conversion, the Corporation shall issue and shall deliver to the holder of the shares of Series A Convertible Preferred Stock being converted, at the addresses set forth therefor by the holder, such certificate(s) as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Convertible Preferred Stock in accordance with the provisions of this Section 5, and cash, as provided in Section 5(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Convertible Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

          (I) CASH IN LIEU OF FRACTIONAL SHARES.  No fractional shares of Common
              ---------------------------------
Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Convertible Preferred Stock. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of Series A Convertible Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Convertible Preferred Stock being converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Convertible Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Convertible Preferred Stock being converted.

          (J) PARTIAL CONVERSION.  In the event some but not all of the shares
              ------------------
of Series A Convertible Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted. Such new certificate shall be so delivered in accordance with Section 5(h).

          (K) RESERVATION OF COMMON STOCK.  The Corporation shall at all times
              ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock represented by any warrants, options, subscription or purchase rights for the Series A Convertible Preferred Stock), and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock (including any shares of Series A Convertible Preferred Stock represented by any warrants, options, subscriptions or purchase rights for the Series A Convertible Preferred Stock), then the Corporation shall be deemed to be in breach and default of its obligations hereunder, and in addition to all charges, claims and rights at law or in equity that each holder shall be entitled to, the Corporation shall use all means reasonably available to it, and promptly take any and all actions as may be necessary, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      6.  STATUS.  Upon any conversion, exchange or redemption of shares of
          ------
Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock that are converted, exchanged, or redeemed will have the status of authorized and unissued shares of preferred stock, and the number of shares of preferred stock that the Corporation will have authority to issue will not be decreased by the conversion, exchange or redemption of shares of Series A Convertible Preferred Stock, but the number of shares of Series A Convertible Preferred Stock that the Corporation will have authority to issue will be reduced so that the shares of Series A Convertible Preferred Stock that were converted, exchanged, or redeemed may not be re-issued.

      7.  NOTICES OF RECORD DATE.  In the event of any:
          ----------------------

          (A) taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

          (B) capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Corporation, or any other entity or person, or

          (C) voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall telecopy and thereafter mail or cause to be mailed to each holder of Series A Convertible Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be telecopied and thereafter mailed by first class mail, postage prepaid, or by express overnight courier service, at least ten (10) days prior to the date specified in such notice on which such action is to be taken.